EXHIBIT 21.1


                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

                       SUBSIDIARIES AS OF JANUARY 2, 1999

                                       JURISDICTION OF            PERCENT VOTING
NAME OF SUBSIDIARY                      INCORPORATION           SECURITIES OWNED
------------------                      -------------           ----------------

Appliance Recycling Centers of
  America-California, Inc.              California                          100%

ARCA of St. Louis, Inc.                 Missouri                            100%